UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously announced, upon the completion of the acquisition by Intercontinental Exchange, Inc., a Delaware corporation (“ICE”), of Black Knight, Inc., a Delaware corporation (“Black Knight”), on September 5, 2023, pursuant to the Agreement and Plan of Merger entered into by ICE and Black Knight on May 4, 2022 and amended on March 7, 2023 (the “Merger Agreement”), each issued and outstanding share of Black Knight common stock was converted into the right to receive, at the holder’s election, subject to the proration procedures specified in the Merger Agreement, either $75.867 in cash (the “Per Share Cash Consideration”) or 0.6577 shares of ICE common stock (the “Per Share Stock Consideration”).

On September 5, 2023, ICE announced the preliminary results of the consideration elections made by Black Knight stockholders.

The final results of the consideration elections made by Black Knight stockholders are as follows:

•

holders of 60,933,937 shares of Black Knight common stock, or approximately 39.3% of the shares deemed outstanding for purposes of the election, made valid elections to receive the Per Share Cash Consideration;

•

holders of 51,620,868 shares of Black Knight common stock, or approximately 33.3% of the shares deemed outstanding for purposes of the election, made valid elections to receive the Per Share Stock Consideration; and

•

holders of 42,472,700 shares of Black Knight common stock, or approximately 27.4% of the shares deemed outstanding for purposes of the election, did not make valid elections to receive the Per Share Cash Consideration or the Per Share Stock Consideration.

Pursuant to the terms of the Merger Agreement, the Per Share Stock Consideration was oversubscribed. Accordingly, Black Knight stockholders who elected to receive the Per Share Stock Consideration were subject to proration and their shares were converted into the right to receive approximately 67.9106% of the merger consideration payable to them in cash and approximately 32.0894% in the form of ICE common stock. Black Knight stockholders who made valid elections to receive the Per Share Cash Consideration and any shares with respect to which no valid election was made were converted into the right to receive the Per Share Cash Consideration. No fractional shares of ICE common stock will be issued, and holders of shares of Black Knight common stock who elected to receive the Per Share Stock Consideration will receive cash in lieu of any fractional shares of ICE common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Dated: September 8, 2023